STOCK RESTRICTION AGREEMENT

     THIS STOCK RESTRICTION AGREEMENT (the "Agreement") is made as of the ______ day of May, 2002 (the "Effective Date"), by and between Kirshner International, Inc., a Delaware corporation (the
"Company") Keith Webb (the  "Stockholder").

     WHEREAS, the Stockholder owns 1,000,000 shares (the "Subject Shares") of the common stock of the Company par value $.001(the "Common Stock") after (i) the contribution by Webb of eighty eight million seven hundred fifty thousand (88,750,000) shares of Common Stock to the capital of International; and (ii) the transfer by Webb of two hundred fifty thousand shares of Common Stock to Donald Mastropietro, all as required under that certain Stock Exchange Agreement dated May 6, 2002 (the "Stock Exchange Agreement");

     WHEREAS, it is a condition to the Closing (as such term is defined in the Stock Exchange Agreement) for Stockholder to execute this Agreement, and Stockholder has determined that it is in the best interests of Stockholder for the transactions contemplated by the Stock Exchange Agreement to be undertaken;

     WHEREAS, to induce the parties to the Stock Exchange Agreement to conclude the Closing (as such term is defined in the Stock
Exchange Agreement) the Stockholder is willing to enter into this Agreement.

     NOW, THEREFORE, for $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed between the parties as follows:

     1.   Limitations on Transfer.

          (a) In addition to any other limitation on transfer created by applicable securities laws, for a period of twenty four
(24) months from the Effective Date (the "Restriction Period"), Stockholder shall not transfer, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Subject Shares except in conformity with the following:

               (1) After the expiration of twelve (12) months from the Effective Date, Stockholder may, subject to applicable securities laws, transfer, assign, hypothecate, donate, encumber or otherwise dispose of an interest in up to Two
     Hundred Fifty Thousand (250,000) Subject Shares;

               (2) After the expiration of sixteen (16) months from the Effective Date, Stockholder may, subject to applicable securities laws, transfer, assign, hypothecate, donate, encumber or otherwise dispose of an interest in up to an additional Two Hundred Fifty Thousand (250,000) Subject Shares;

               (3) After the expiration of twenty (20) months from the Effective Date, Stockholder may, subject to applicable securities laws, transfer, assign, hypothecate, donate, encumber or otherwise dispose of an interest in up to an additional Two Hundred Fifty Thousand (250,000) Subject Shares.

          (b) After expiration of the Restriction Period, Stockholder may assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Subject Shares in any manner deemed appropriate by Stockholder provided that any such disposition shall be in compliance with applicable securities laws and the provisions of any separate agreement that may apply to such Subject Shares.

     2. Rights of Stockholder. Subject to the provisions of paragraph 1 , Stockholder shall exercise all rights and privileges of a stockholder of the Company with respect to the Subject Shares. Stockholder shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to the Subject Shares and for the purpose of exercising any voting rights relating to such Subject Shares, even if the Restriction Period has not yet expired.

     3. Restrictive Legends. All certificates representing the Subject Shares shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by any other agreements to which the Stockholder is a party):

          (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCK RESTRICTION AGREEMENT (THE "RESTRICTION AGREEMENT") BETWEEN THE COMPANY AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH RESTRICTION AGREEMENT IS VOID UNLESS IN SPECIFIC CONFORMITY WITH THE TERMS OF THE RESTRICTION AGREEMENT."

          (b)  Any legend required by appropriate blue sky officials.

     4.   Refusal to Transfer.  The Company shall not be required
(i) to transfer on its books any shares of Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares of Stock or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares of Stock shall have been so transferred.

     5.   Miscellaneous.

          (a) Attorneys' Fees; Specific Performance. Stockholder shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys' fees.

          (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (c) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This
Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

          (d) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable.

          (e) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company's principal place of business.

          (f) Independent Counsel. Stockholder has been provided with an opportunity to consult with Stockholder's own counsel with respect to this Agreement.

          (g) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

          (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (i) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Remaining Shareholder and the Company and, subject to the restrictions on transfer herein set forth, be binding upon Stockholder and his heirs, beneficiaries and personal representatives.


                    (Signatures Appear Next Page)

     In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.


                                   Corporation:

                                   Kirshner International, Inc.



                                   By:___________________________
                                        Donald Kirshner, President


                                   Stockholder:



                                   ______________________________
                                        Keith Webb